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Exhibit 21

                         FAIRPOINT COMMUNICATIONS, INC.
                  (FORMERLY KNOWN AS MJD COMMUNICATIONS, INC.)
                                  SUBSIDIARIES

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NAME                                                     JURISDICTION OF INCORPORATION
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
ST ENTERPRISES, LTD.                                                 KANSAS
     Sunflower Telephone Company, Inc.                               Kansas
     STE/NE Acquisition Corp. (d/b/a/ Northland
     Telephone Company of Vermont)                                   Delaware
     Northland Telephone Company of Maine, Inc.                      Maine
     ST Computer Resources, Inc.                                     Kansas
     ST Long Distance, Inc.                                          Delaware
MJD VENTURES, INC.                                                   DELAWARE
     Marianna and Scenery Hill Telephone Company                     Pennsylvania
         Marianna Tel, Inc.                                          Pennsylvania
     The Columbus Grove Telephone Company                            Ohio
         Quality One Tecchnologies, Inc.                             Ohio
     C-R Communications, Inc.                                        Illinois
         C-R Telephone Company                                       Illinois
              C-R Cellular, Inc.                                     Illinois
         C-R Long Distance, Inc.                                     Illinois
     Taconic Telephone Corp.                                         New York
         Taconic Cellular Corp.                                      New York
         Taconic Technology Corp.                                    New York
         Taconic TelCom Corp.                                        New York
         Taconet Wireless Corp.                                      New York
         Taconet Corp.                                               New York
     Ellensburg Telephone Company                                    Washington
         Elltel Long Distance Corp.                                  Washington
     Sidney Telephone Company                                        Maine
     Utilities, Inc.                                                 Maine
         Standish Telephone Company                                  Maine
         China Telephone Company                                     Maine
         Maine Telephone Company                                     Maine
         UI Long Distance, Inc.                                      Maine
         UI Communications, Inc.                                     Maine
         UI Telecom, Inc.                                            Maine
     Telephone Service Company                                       Maine
     Chouteau Telephone Company                                      Oklahoma
         Chouteau Telecommunications & Electronics, Inc.             Oklahoma
     Chautauqua and Erie Telephone Corporation                       New York
         C&E Communications, Inc. (d/b/a C& E Teleadvantage)         New York
         C&E Network, Inc.                                           New York
         Chautauqua & Erie Communications Ltd.                       New York
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
         Western New York Cellular, Inc.                             New York
              Chautauqua Cable, Inc.                                 New York
     The Orwell Telephone Company                                    Ohio
         Orwell Communications, Inc.                                 Ohio
     GTC Communications, Inc. (f/k/a TPG Communications, Inc.)       Delaware
         St. Joe Communications, Inc.                                Florida
              GTC, Inc.                                              Florida
                  GTC Finance Corporation (f/k/a TPGC Finance
                  Corporation)                                       Delaware
     Peoples Mutual Telephone Company                                Virginia
         Peoples Mutual Services Company                             Virginia
         Peoples Mutual Long Distance Company                        Virginia
     Fremont Telcom Co.                                              Idaho
     Fretel Communications, LLC                                      Idaho
     Comerco, Inc.                                                   Washington
         YCOM Networks, Inc.                                         Washington
MJD SERVICES CORP.                                                   DELAWARE
     Bluestem Telephone Company                                      Delaware
     Big Sandy Telecom, Inc.                                         Delaware
     Odin Telephone Exchange, Inc.                                   Illinois
     Kadoka Telephone Co.                                            South Dakota
     Columbine Telecom Company (f/k/a Columbine Acquisition Corp.)   Delaware
     Ravenswood Communications, Inc.                                 Illinois
         The El Paso Telephone Company                               Illinois
              Gemcell, Inc.                                          Illinois
         El Paso Long Distance Company                               Illinois
     Armour Independent Telephone Co.                                South Dakota
         Bridgewater-Canistota Independent Telephone Co.             South Dakota
     Union Telephone Company of Hartford                             South Dakota
         Union TelNET, Inc.                                          South Dakota
     WMW Cable TV Co.                                                South Dakota
     Yates City Telephone Company                                    Illinois
FAIRPOINT CARRIER SERVICES, INC. (f/k/a FAIRPOINT COMMUNICATIONS
SOLUTIONS CORP.)                                                     DELAWARE
         FairPoint Communications Solutions Corp. - New York         Delaware
         FairPoint Communications Solutions Corp. - Virginia         Delaware
FAIRPOINT BROADBAND, INC. (f/k/a MJD HOLDINGS CORP.)                 DELAWARE
MJD CAPITAL CORP.                                                    SOUTH DAKOTA
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